Exhibit 23.1

Independent Auditor’s Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122905 on Form S-8 of our reports dated March 22, 2006, relating to the consolidated financial statements and financial statement schedule of GFI Group Inc., appearing in this Annual Report on Form 10-K of GFI Group Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

New York, New York
March 22, 2006